Exhibit 99.1

Berkshire Hills Reports 40% Increase in Third Quarter Earnings; Dividends Declared

BOSTON, October 17, 2018. Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported third quarter 2018 net income of $32 million, a 40% increase over $23 million in the third quarter of 2017 due primarily to the benefit of business growth including expansion in Greater Boston through acquisition and business development.

THIRD QUARTER FINANCIAL HIGHLIGHTS (income statement comparisons are year over year and balance sheet growth is compared to prior quarter-end):

•	$0.70 GAAP EPS and Non-GAAP Core EPS

•	6% annualized commercial loan growth

•	3.32% net interest margin

•	57.2% efficiency ratio

•	1.08% ROA

•	0.19% net loan charge-offs/average loans

•	0.30% non-performing assets/assets

CEO Michael Daly stated, “Our third quarter earnings came in as expected. Quarterly loan related fees reached a record high, supported by strong SBA lending activity and other commercial lending related fees. We once again moved up in the annual SBA rankings, breaking into the top 30 nationally based on dollar volume. Our profitability and efficiency have also improved over last year due to the positive operating leverage from our increased business scale and diversified revenues. We’re seeing good growth in our Greater Boston and Mid-Atlantic markets, and steady business activity across the rest of our franchise. The Bank was recognized in the quarter by a United Nations IMPACT2030 Innovation Award for our support of volunteerism. This was our first full quarter following the completed integration of acquired operations and our teams are coordinating across our markets to engage our customers with our unique brand and culture promise.”

DIVIDENDS DECLARED

The Board of Directors declared a quarterly cash dividend of $0.22 per common share to shareholders of record at the close of business on November 8, 2018, payable on November 21, 2018. The dividend equates to a 2.1% annualized yield based on the $41.57 average closing price of Berkshire Hills Bancorp common stock during the third quarter. The Board also declared a quarterly cash dividend of $0.44 per share of preferred stock, with the same record and payment dates as above. The quarterly common and preferred dividends were increased by 5% in the first quarter of the year.

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FINANCIAL CONDITION

Total assets increased in the third quarter by $128 million, or 4% annualized, to $12.0 billion. Loan growth resulted from a 6% annualized increase in commercial loans and 19% annualized growth in residential mortgages. Average deposits increased over the prior quarter; period-end deposits decreased due to a $75 million decrease in payroll deposits, which fluctuate daily. The deposit mix shifted towards time deposits reflecting the impact of higher interest rates on customer demand. The average cost of deposits increased by 0.13% compared to the prior quarter, and the ratio of loans/deposit increased to 102% during the quarter. Capital measures were unchanged, with the ratio of equity/assets measuring 12.7%, while the non-GAAP measure of tangible equity/tangible assets measuring 8.5%. During the quarter, book value per share increased to $32.84 and tangible book value per common share increased to $20.68.

RESULTS OF OPERATIONS

Third quarter EPS increased by 23% year-over-year, propelled by higher revenues and positive operating leverage. There were negligible net non-core items during the most recent quarter, and both GAAP EPS and the non-GAAP core EPS measure totaled $0.70. The third quarter ROA measured 1.08%, while the efficiency ratio improved year-over-year to 57.2%. The third quarter return on equity was 8.3%, while the non-GAAP measure of core return on tangible common equity was 13.7%. Revenue and expense in 2018 include Commerce Bancshares Corp. operations acquired in the fourth quarter of 2017. Most categories of revenue and expense increased year-over-year due to this acquisition.

Third quarter net interest income increased by 24% year-over year due to growth in average earning assets. The net interest margin measured 3.32% in the most recent quarter, compared to 3.50% in the prior quarter and to 3.36% in the third quarter of 2017. The net interest margin includes purchased loan accretion, which varies each quarter primarily due to the impact of recoveries of purchased credit impaired loans. This accretion contributed 0.17%, 0.25%, and 0.14% to the margin in the above quarters, respectively. Excluding accretion, asset yields and funding costs generally trended higher in recent quarters due to the impact of Federal Reserve interest rate hikes. Non-interest income increased by 2% year-over-year. Growth in loan and deposit related fee income partially offset a decrease in mortgage banking revenue. Loan related income reached a record quarterly level due to strong SBA loan originations and related sale gains, together with other commercial lending related fees. The loan loss provision increased year-over-year, exceeding net loan charge-offs, and adding to the loan loss allowance in line with loan growth during the quarter.

Third quarter non-interest expense decreased from the prior quarter including lower mortgage banking related expense and completion of Commerce related cost savings. Total full-time equivalent staff decreased to 1,970 positions at quarter-end from 1,992 positions at the start of the year. The third quarter effective income tax rate was 21% in 2018 compared to 24% in 2017, including the benefit of federal income tax reform which became effective in 2018.

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INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Thursday, October 18, 2018 to discuss the results for the quarter and provide guidance about expected future results.  Participants are encouraged to pre-register for the conference call using the following link:  http://dpregister.com/10125042. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call.  Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email.  Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Those parties who do not have internet access or are otherwise unable to pre-register for this event, may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Thursday, October 25, 2018 by dialing 877-344-7529 and entering access number 10125042.  The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank®. The Company has approximately $12.0 billion in assets and 115 full service branches in Massachusetts, New York, Connecticut, Vermont, New Jersey, and Pennsylvania providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

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The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, and restructuring costs. Securities gains/losses include unrealized gains/losses on equity securities beginning in the first quarter of 2018. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges in 2017 and 2018 are primarily related to the business combinations with First Choice Bank and Commerce Bancshares Corp. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Additionally, the Company recorded charges for hedge terminations in the first quarter of 2017 and legal settlement costs during the year.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Investor Relations Contact

James M. Moses, Senior Executive Vice President & CFO; 413-236-3379

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Operations (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Five Quarter Trend)
F-10	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Year-to-Date)

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SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017 (3)	2017

PER SHARE DATA
Net earnings/(loss) per common share, diluted	$0.70	$0.74	$0.55	$(0.06)	$0.57
Core earnings per common share, diluted (1)	0.70	0.74	0.65	0.58	0.59
Total book value per common share	32.84	32.49	32.12	32.14	31.78
Tangible book value per common share (1)	20.68	20.28	19.86	19.83	21.38
Market price at period end	40.70	40.60	37.95	36.60	38.75
Dividends per common share	0.22	0.22	0.22	0.21	0.21
Dividends per preferred share	0.44	0.44	0.44	0.42	-

PERFORMANCE RATIOS (4)
Return on assets	1.08%	1.17%	0.88%	(0.10)%	0.95%
Core return on assets (1)	1.08	1.17	1.04	0.94	0.98
Return on equity	8.27	8.88	6.69	(0.77)	7.26
Core return on equity (1)	8.28	8.89	7.92	7.16	7.47
Core return on tangible common equity (1)	13.67	14.82	13.43	11.90	11.42
Net interest margin, fully taxable equivalent (FTE) (5)	3.32	3.50	3.36	3.50	3.36
Fee income/Net interest and fee income	24.33	24.25	25.51	25.91	29.96
Efficiency ratio (1)	57.15	56.37	59.54	57.43	59.28

GROWTH (Year-to-date)
Total commercial loans (annualized)	5%	5%	1%	38%	9%
Total loans (annualized)	10	10	4	27	8
Total deposits (annualized)	0	2	(3)	32	3
Total net revenues (compared to prior year)	16	16	13	41	37
Earnings per common share (compared to prior year)	28	33	25	(25)	(2)
Core earnings per common share (compared to prior year)(1)	22	24	18	4	4

FINANCIAL DATA (in millions)
Total assets	$12,030	$11,902	$11,519	$11,571	$9,767
Total earning assets	10,957	10,827	10,442	10,509	8,944
Total securities	1,918	1,920	1,932	1,899	1,824
Total loans	8,905	8,710	8,376	8,299	6,947
Allowance for loan losses	58	56	54	52	49
Total intangible assets	553	555	556	558	420
Total deposits	8,766	8,839	8,683	8,750	6,790
Total shareholders' equity	1,532	1,516	1,498	1,496	1,285
Net income/(loss)	32.2	34.0	25.2	(2.8)	22.9
Core income (1)	32.2	34.1	29.9	26.3	23.6

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.19%	0.21%	0.17%	0.17%	0.19%
Total non-performing assets/total assets	0.30	0.20	0.27	0.21	0.23
Allowance for loan losses/total loans	0.66	0.64	0.64	0.62	0.71
Loans/deposits	102	99	96	95	102
Shareholders' equity to total assets	12.74	12.74	13.00	12.93	13.15
Tangible shareholders' equity to tangible assets (1)	8.53	8.47	8.59	8.52	9.25

(1)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(3)	The Company acquired Commerce Bancshares Corp., the parent of Commerce Bank & Trust Company, on October 13, 2017.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

F-1

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	September 30,	June 30,	December 31,
(in thousands)	2018	2018	2017
Assets
Cash and due from banks	$93,038	$90,964	$91,122
Short-term investments	42,696	48,093	157,641
Total cash and short-term investments	135,734	139,057	248,763

Trading security	11,179	11,483	12,277
Marketable equity securities, at fair value	59,734	59,726	45,185
Securities available for sale, at fair value	1,391,373	1,393,250	1,380,914
Securities held to maturity, at amortized cost	379,404	379,905	397,103
Federal Home Loan Bank stock and other restricted securities	76,184	75,530	63,085
Total securities	1,917,874	1,919,894	1,898,564

Loans held for sale, at fair value	91,639	149,182	153,620

Commercial real estate loans	3,371,773	3,319,323	3,264,742
Commercial and industrial loans	1,902,228	1,875,118	1,803,939
Residential mortgages	2,509,324	2,397,192	2,102,807
Consumer loans	1,121,188	1,118,333	1,127,850
Total loans	8,904,513	8,709,966	8,299,338
Less: Allowance for loan losses	(58,457)	(55,925)	(51,834)
Net loans	8,846,056	8,654,041	8,247,504

Premises and equipment, net	111,130	112,217	109,352
Other real estate owned	-	-	-
Goodwill	518,325	519,128	519,287
Other intangible assets	34,620	35,838	38,296
Cash surrender value of bank-owned life insurance	194,369	193,121	191,221
Deferred tax asset, net	56,708	53,679	47,061
Other assets	123,604	125,806	117,083
Total assets	$12,030,059	$11,901,963	$11,570,751

Liabilities and shareholders' equity
Demand deposits	$1,563,845	$1,553,039	$1,606,656
NOW and other deposits	844,210	858,014	734,558
Money market deposits	2,447,184	2,619,943	2,776,157
Savings deposits	737,682	747,722	741,954
Time deposits	3,173,180	3,060,034	2,890,205
Total deposits	8,766,101	8,838,752	8,749,530

Senior borrowings	1,450,653	1,274,342	1,047,736
Subordinated borrowings	89,473	89,429	89,339
Total borrowings	1,540,126	1,363,771	1,137,075

Other liabilities	191,517	183,199	187,882
Total liabilities	10,497,744	10,385,722	10,074,487

Preferred shareholders' equity	40,633	40,633	40,633
Common shareholders' equity	1,491,682	1,475,608	1,455,631
Total shareholders' equity	1,532,315	1,516,241	1,496,264
Total liabilities and shareholders' equity	$12,030,059	$11,901,963	$11,570,751

Net common shares outstanding	45,420	45,420	45,290

F-2

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

				Annualized Growth %
(in millions)	September 30, 2018 Balance	June 30, 2018 Balance	December 31, 2017 Balance	Quarter ended September 30, 2018	Year to Date

Commercial real estate - construction	$374	$406	$354	(31)%	8%
Commercial real estate - other	2,998	2,915	2,910	11	4
Total commercial real estate	3,372	3,319	3,264	6	4
Commercial and industrial loans	1,902	1,875	1,804	6	7
Total commercial loans	5,274	5,195	5,068	6	5

Total residential mortgages	2,510	2,397	2,103	19	26

Home equity	389	393	410	(4)	(7)
Auto and other	732	725	718	4	3
Total consumer loans	1,121	1,118	1,128	1	(1)
Total loans	$8,905	$8,710	$8,299	9%	10%

DEPOSIT ANALYSIS

				Annualized Growth %
(in millions)	September 30, 2018 Balance	June 30, 2018 Balance	December 31, 2017 Balance	Quarter ended September 30, 2018	Year to Date
Demand	$1,564	$1,553	$1,606	3%	(3)%
NOW and other	844	858	735	(7)	20
Money market	2,447	2,620	2,776	(26)	(16)
Savings	738	748	742	(5)	(1)
Time deposits	3,173	3,060	2,890	15	13
Total deposits	$8,766	$8,839	$8,749	(3)%	0%

F-3

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Interest and dividend income
Loans	$104,273	$76,024	$298,757	$216,950
Securities and other	14,918	13,036	44,553	37,485
Total interest and dividend income	119,191	89,060	343,310	254,435
Interest expense
Deposits	21,460	10,984	54,553	30,053
Borrowings	8,390	6,078	22,825	15,953
Total interest expense	29,850	17,062	77,378	46,006
Net interest income	89,341	71,998	265,932	208,429
Non-interest income
Mortgage banking originations	8,971	13,374	29,313	42,333
Loan related income	7,537	6,081	19,524	15,535
Deposit related fees	7,004	6,445	22,675	19,294
Insurance commissions and fees	2,930	2,581	8,504	8,305
Wealth management fees	2,283	2,315	7,160	7,127
Total fee income	28,725	30,796	87,176	92,594
Other	468	(2,255)	1,891	(2,438)
Securities gains/(losses), net	88	(1)	(696)	12,568
Gain on sale of business operations and assets, net	-	296	460	296
(Loss) on termination of hedges	-	-	-	(6,629)
Total non-interest income	29,281	28,836	88,831	96,391
Total net revenue	118,622	100,834	354,763	304,820
Provision for loan losses	6,628	4,900	18,735	14,884
Non-interest expense
Compensation and benefits	39,923	37,643	123,241	110,759
Occupancy and equipment	10,144	8,267	30,456	25,971
Technology and communications	7,949	6,644	22,138	19,614
Marketing and promotion	1,484	2,128	6,465	7,304
Professional services	1,867	2,247	5,059	6,888
FDIC premiums and assessments	1,640	1,651	4,246	4,537
Other real estate owned and foreclosures	(1)	(23)	67	35
Amortization of intangible assets	1,218	739	3,732	2,310
Merger, restructuring and other expense	198	1,420	6,138	16,005
Other	6,555	5,104	18,641	16,246
Total non-interest expense	70,977	65,820	220,183	209,669

Income before income taxes	41,017	30,114	115,845	80,267
Income tax expense	8,790	7,211	24,339	22,210
Net income	$32,227	$22,903	$91,506	$58,057
Preferred stock dividend	230	-	689	-
Income available to common shareholders	$31,997	$22,903	$90,817	$58,057

Earnings per common share:
Basic	$0.70	$0.57	$1.99	$1.55
Diluted	$0.70	$0.57	$1.98	$1.54

Weighted average shares outstanding:
Basic	46,030	39,984	46,009	37,547
Diluted	46,263	40,145	46,226	37,708

F-4

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend) - UNAUDITED - (F-5)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands, except per share data)	2018	2018	2018	2017	2017
Interest and dividend income
Loans	$104,273	$101,649	$92,835	$91,149	$76,024
Securities and other	14,918	15,230	14,405	14,674	13,036
Total interest and dividend income	119,191	116,879	107,240	105,823	89,060
Interest expense
Deposits	21,460	17,768	15,325	13,802	10,984
Borrowings	8,390	7,990	6,445	5,655	6,078
Total interest expense	29,850	25,758	21,770	19,457	17,062
Net interest income	89,341	91,121	85,470	86,366	71,998
Non-interest income
Mortgage banking originations	8,971	10,195	10,147	11,918	13,374
Loan related income	7,537	6,549	5,438	5,866	6,081
Deposit related fees	7,004	7,605	8,066	7,871	6,445
Insurance commissions and fees	2,930	2,549	3,025	2,284	2,581
Wealth management fees	2,283	2,280	2,597	2,268	2,315
Total fee income	28,725	29,178	29,273	30,207	30,796
Other	468	155	1,268	(939)	(2,255)
Securities gains/(losses), net	88	718	(1,502)	30	(1)
(Loss)/gain on sale of business operations and assets, net	-	(21)	481	-	296
(Loss) on termination of hedges	-	-	-	-	-
Total non-interest income	29,281	30,030	29,520	29,298	28,836
Total net revenue	118,622	121,151	114,990	115,664	100,834
Provision for loan losses	6,628	6,532	5,575	6,141	4,900
Non-interest expense
Compensation and benefits	39,923	41,134	42,184	42,220	37,643
Occupancy and equipment	10,144	10,230	10,082	9,451	8,267
Technology and communications	7,949	7,359	6,830	6,286	6,644
Marketing and promotion	1,484	2,369	2,612	4,573	2,128
Professional services	1,867	1,139	2,053	2,277	2,247
FDIC premiums and assessments	1,640	1,411	1,195	1,920	1,651
Other real estate owned and foreclosures	(1)	1	67	9	(23)
Amortization of intangible assets	1,218	1,246	1,268	1,183	739
Merger, restructuring and other expense	198	847	5,093	15,553	1,420
Other	6,555	6,601	5,485	6,569	5,104
Total non-interest expense	70,977	72,337	76,869	90,041	65,820

Income before income taxes	41,017	42,282	32,546	19,482	30,114
Income tax expense	8,790	8,251	7,298	22,292	7,211
Net income/(loss)	$32,227	$34,031	$25,248	$(2,810)	$22,903
Preferred stock dividend	230	229	230	219	-
Income/(loss) available to common shareholders	$31,997	$33,802	$25,018	$(3,029)	$22,903

Earnings/(loss) per common share:
Basic	$0.70	$0.74	$0.55	$(0.06)	$0.57
Diluted	$0.70	$0.74	$0.55	$(0.06)	$0.57

Weighted average shares outstanding:
Basic	46,030	46,032	45,966	45,122	39,984
Diluted	46,263	46,215	46,200	45,122	40,145

F-5

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017
Earning assets
Loans:
Commercial real estate	4.67%	5.08%	4.76%	4.73%	4.64%
Commercial and industrial loans	6.22	5.73	5.19	5.25	5.09
Residential mortgages	3.66	3.72	3.56	3.76	3.68
Consumer loans	4.27	4.13	4.01	3.94	3.88
Total loans	4.66	4.73	4.45	4.47	4.33
Securities	3.36	3.47	3.26	3.55	3.43
Short-term investments and loans held for sale	3.82	3.86	3.43	2.90	3.40
Total earning assets	4.41	4.48	4.21	4.27	4.13

Funding liabilities
Deposits:
NOW and other	0.58	0.44	0.28	0.25	0.26
Money market	0.92	0.88	0.73	0.66	0.57
Savings	0.15	0.14	0.14	0.14	0.14
Time	1.76	1.54	1.40	1.25	1.20
Total interest-bearing deposits	1.18	1.02	0.90	0.82	0.78
Borrowings	2.42	2.29	2.02	1.81	1.65
Total interest-bearing liabilities	1.38	1.23	1.08	0.97	0.96

Net interest spread	3.03	3.25	3.13	3.30	3.17
Net interest margin (1)	3.32	3.50	3.36	3.50	3.36

Cost of funds (2)	1.16	1.03	0.90	0.81	0.82
Cost of deposits	0.96	0.83	0.73	0.66	0.64

(1)	The effect of purchased loan accretion on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.17%, 0.25%, 0.13%, 0.21%, 0.14%. See page F-7 for purchased loan accretion.
(2)	Cost of funds includes all deposits and borrowings.

F-6

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2018	2018	2018	2017	2017
Assets
Loans
Commercial real estate	$3,331,097	$3,316,482	$3,250,861	$3,161,902	$2,669,558
Commercial and industrial loans	1,824,369	1,773,722	1,811,433	1,645,719	1,183,980
Residential mortgages	2,459,943	2,268,886	2,138,544	2,081,548	1,977,538
Consumer loans	1,120,942	1,113,089	1,114,586	1,123,683	1,030,032
Total loans (1)	8,736,351	8,472,179	8,315,424	8,012,852	6,861,108
Securities (2)	1,928,851	1,931,104	1,933,002	1,921,724	1,779,379
Short-term investments and loans held for sale	167,187	146,190	139,161	146,101	167,724
Total earning assets	10,832,389	10,549,473	10,387,587	10,080,677	8,808,211
Goodwill and other intangible assets	554,359	554,591	557,321	533,157	420,853
Other assets	523,747	506,954	521,745	516,802	402,188
Total assets	$11,910,495	$11,611,018	$11,466,653	$11,130,636	$9,631,252

Liabilities and shareholders' equity
Deposits
NOW and other	$844,888	$819,166	$712,181	$702,353	$570,864
Money market	2,348,516	2,524,713	2,518,920	2,371,203	1,768,108
Savings	740,765	749,995	743,944	733,157	669,690
Time	3,274,518	2,878,846	2,913,512	2,906,423	2,587,702
Total interest-bearing deposits	7,208,687	6,972,720	6,888,557	6,713,136	5,596,364
Borrowings	1,363,914	1,382,794	1,275,173	1,229,781	1,445,700
Total interest-bearing liabilities	8,572,601	8,355,514	8,163,730	7,942,917	7,042,064
Non-interest-bearing demand deposits	1,635,564	1,619,470	1,656,260	1,591,431	1,196,451
Other liabilities	144,401	102,583	137,976	127,562	131,003
Total liabilities	10,352,566	10,077,567	9,957,966	9,661,910	8,369,518

Preferred shareholders' equity	40,633	40,633	40,633	34,892	-
Common shareholders' equity	1,517,296	1,492,818	1,468,054	1,433,834	1,261,734
Total shareholders' equity	1,557,929	1,533,451	1,508,687	1,468,726	1,261,734
Total liabilities and shareholders' equity	$11,910,495	$11,611,018	$11,466,653	$11,130,636	$9,631,252

Supplementary data
Total average non-maturity deposits	$5,569,733	$5,713,344	$5,631,305	$5,398,144	$4,205,113
Total average deposits	8,844,251	8,592,190	8,544,817	8,304,567	6,792,815
Fully taxable equivalent income adjustment	1,807	2,033	1,820	3,122	2,950
Purchased loan accretion	4,548	6,881	3,433	5,507	3,066
Total average tangible equity (3)	1,003,570	978,860	951,366	935,569	840,881

(1) Total loans include non-accruing loans.

(2) Average balances for securities available-for-sale are based on amortized cost.

(3) See page F-9 for details on the calculation of total average tangible equity.

F-7

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2018	2018	2018	2017	2017
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$22,639	$10,338	$10,084	$7,266	$5,228
Commercial and industrial loans	4,914	4,029	7,430	7,311	9,681
Residential mortgages	2,683	3,196	5,777	2,883	3,092
Consumer loans	4,401	5,466	5,996	5,438	4,350
Total non-accruing loans	34,637	23,029	29,287	22,898	22,351
Other real estate owned	-	-	-	-	288
Repossessed assets	1,069	1,241	1,241	1,147	-
Total non-performing assets	$35,706	$24,270	$30,528	$24,045	$22,639

Total non-accruing loans/total loans	0.39%	0.26%	0.35%	0.28%	0.32%
Total non-performing assets/total assets	0.30%	0.20%	0.27%	0.21%	0.23%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$55,925	$53,859	$51,834	$49,004	$47,359
Charged-off loans	(4,471)	(5,714)	(3,791)	(3,734)	(3,796)
Recoveries on charged-off loans	375	1,248	241	423	541
Net loans charged-off	(4,096)	(4,466)	(3,550)	(3,311)	(3,255)
Provision for loan losses	6,628	6,532	5,575	6,141	4,900
Balance at end of period	$58,457	$55,925	$53,859	$51,834	$49,004

Allowance for loan losses/total loans	0.66%	0.64%	0.64%	0.62%	0.71%
Allowance for loan losses/non-accruing loans	169%	243%	184%	226%	219%

NET LOAN CHARGE-OFFS
Commercial real estate	$(3,074)	$(2,079)	$(817)	$(881)	$(1,425)
Commercial and industrial loans	(189)	(1,193)	(972)	(960)	(573)
Residential mortgages	61	(632)	(406)	(759)	130
Home equity	(242)	108	(588)	(123)	(634)
Auto and other consumer	(652)	(670)	(767)	(588)	(753)
Total, net	$(4,096)	$(4,466)	$(3,550)	$(3,311)	$(3,255)

Net charge-offs (QTD annualized)/average loans	0.19%	0.21%	0.17%	0.17%	0.19%
Net charge-offs (YTD annualized)/average loans	0.19%	0.19%	0.17%	0.19%	0.20%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.38%	0.22%	0.39%	0.35%	0.25%
90+ Days delinquent and still accruing	0.22%	0.40%	0.23%	0.20%	0.17%
Total accruing delinquent loans	0.60%	0.62%	0.62%	0.55%	0.42%
Non-accruing loans	0.39%	0.26%	0.35%	0.28%	0.32%
Total delinquent and non-accruing loans	0.99%	0.88%	0.97%	0.83%	0.74%

F-8

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)		2018	2018	2018	2017	2017
Net income/(loss)		$32,227	$34,031	$25,248	$(2,810)	$22,903
Adj: Net securities (gains)/losses (1)		(88)	(718)	1,502	(30)	1
Adj: Net losses/(gains) on sale of business operations and assets		-	21	(481)	-	(296)
Adj: Merger and acquisition expense		198	847	5,093	15,553	1,110
Adj: Restructuring expense and other expense		-	-	-	-	310
Adj: Employee and community investment		-	-	-	3,400	-
Adj: Deferred tax asset impairment		-	-	-	18,145	-
Adj: Income taxes		(92)	(105)	(1,481)	(7,963)	(474)
Total core income (2)	(A)	$32,245	$34,076	$29,881	$26,295	$23,554

Total revenue		$118,622	$121,151	$114,990	$115,664	$100,834
Adj: Net securities (gains)/losses (1)		(88)	(718)	1,502	(30)	1
Adj: Net losses/(gains) on sale of business operations and assets		-	21	(481)	-	(296)
Total core revenue (2)	(B)	$118,534	$120,454	$116,011	$115,634	$100,539

Total non-interest expense		$70,977	$72,337	$76,869	$90,041	$65,820
Less: Merger, restructuring and other expense (see above)		(198)	(847)	(5,093)	(15,553)	(1,420)
Less: Employee and community investment		-	-	-	(3,400)	-
Core non-interest expense (2)	(C)	$70,779	$71,490	$71,776	$71,088	$64,400

(in millions, except per share data)
Total average assets	(D)	$11,910	$11,611	$11,467	$11,131	$9,631
Total average shareholders' equity	(E)	1,558	1,533	1,509	1,469	1,262
Total average tangible shareholders' equity (2)	(F)	1,004	979	951	936	841
Total average tangible common shareholders' equity (2)	(G)	963	938	911	901	841
Total tangible shareholders' equity, period-end (2)(3)	(H)	979	961	941	939	864
Total tangible common shareholders' equity, period-end (2)(3)	(I)	939	921	901	898	864
Total tangible assets, period-end (2)(3)	(J)	11,477	11,347	10,963	11,013	9,346

Total common shares outstanding, period-end (thousands)	(K)	45,420	45,420	45,360	45,290	40,424
Average diluted shares outstanding (thousands)	(L)	46,263	46,215	46,200	45,383	40,145

Core earnings per common share, diluted (2)	(A/L)	$0.70	$0.74	$0.65	$0.58	$0.59
Tangible book value per common share, period-end (2)	(I/K)	20.68	20.28	19.86	19.83	21.38
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	8.53	8.47	8.59	8.53	9.25

Performance ratios (4)
GAAP return on assets		1.08%	1.17%	0.88%	(0.10)%	0.95%
Core return on assets (2)	(A/D)	1.08	1.17	1.04	0.94	0.98
GAAP return on equity		8.27	8.88	6.69	(0.77)	7.26
Core return on equity (2)	(A/E)	8.28	8.89	7.92	7.16	7.47
Core return on tangible common equity (2)(5)	(A+O)/(G)	13.67	14.82	13.43	11.90	11.42
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	57.15	56.37	59.54	57.43	59.28
Net interest margin		3.32	3.50	3.36	3.50	3.36

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(M)	$1,374	$2,119	$596	$2,957	$3,905
Non-interest income charge on tax-credit investments (8)	(N)	(1,112)	(1,594)	(506)	(2,564)	(3,347)
Net income on tax-credit investments	(M+N)	262	525	90	393	558

Intangible amortization	(O)	$1,218	$1,246	$1,268	$1,183	$739
Fully taxable equivalent income adjustment	(P)	1,807	2,033	1,820	3,122	2,950

(1)	Net securities (gains)/losses for the periods ending March 31, 2018, June 30, 2018, and September 30, 2018 include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27.32% marginal rate for 2018 and a 40% marginal rate for 2017, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Nine Months Ended
		September 30,	September 30,
(Dollars in thousands)		2018	2017
Net (loss)/income		$91,506	$58,057
Adj: Net securities losses/(gains) (1)		696	(12,568)
Adj: Loss on termination of hedges		-	6,629
Adj: Net (gains) on sale of business operations		(460)	(296)
Adj: Merger and acquisition expenses		6,138	9,323
Adj: Restructuring expense and other		-	6,682
Adj: Income taxes		(1,678)	(3,314)
Total core income (2)	(A)	$96,202	$64,513

Total revenue		$354,763	$304,820
Adj: Net securities losses/(gains) (1)		696	(12,568)
Adj: Net (gains) on sale of business operations		(460)	(296)
Adj: Loss on termination of hedges		-	6,629
Total core revenue (2)	(B)	$354,999	$298,585
Total non-interest expense		$220,183	$209,669
Less: Merger, restructuring and other expense (see above)		(6,138)	(16,005)
Core non-interest expense (2)	(C)	$214,045	$193,664

(in millions, except per share data)
Total average assets	(D)	$11,687	$9,369
Total average shareholders' equity	(E)	1,534	1,167
Total average tangible shareholders' equity (2)	(F)	978	746
Total average tangible common shareholders' equity (2)	(G)	937	-
Total tangible shareholders' equity, period-end (2)(3)	(H)	979	864
Total tangible common shareholders' equity, period-end (2)(3)	(I)	939	-
Total tangible assets, period-end (2)(3)	(J)	11,477	9,346
Total common shares outstanding, period-end (thousands)	(K)	45,420	40,424
Average diluted shares outstanding (thousands)	(L)	46,226	37,708
Core earnings per common share, diluted (2)	(A/L)	$2.08	$1.71
Tangible book value per common share, period-end (2)	(I/K)	20.68	21.38
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	8.53	9.25

Performance ratios (4)
GAAP return on assets		1.05%	0.83%
Core return on assets (2)	(A/D)	1.10	0.92
GAAP return on equity		7.96	6.63
Core return on equity (2)	(A/E)	8.36	7.37
Core return on tangible common equity (2)(5)	(A+O)/(G)	13.97	11.78
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	57.66	60.96
Net interest margin		3.39	3.35

Supplementary data
Tax benefit on tax-credit investments (7)	(M)	$4,089	$7,225
Non-interest income charge on tax-credit investments (8)	(N)	(3,212)	(6,129)
Net income on tax-credit investments	(M+N)	877	1,096

Intangible amortization	(O)	3,732	2,310
Fully taxable equivalent income adjustment	(P)	5,660	8,105

(1)	Net securities losses/(gains) for the period ending September 30, 2018 includes the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27.32% marginal rate for 2018 and 40% marginal rate for 2017, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-10